Exhibit 99.2

Q&A for the World Choice Travel Announcement on 10/22

1.               What did Travelocity announce today?

A.           Travelocity announced today that it reached a definitive agreement with MyTravel Group plc (MT=GB), to acquire the assets of its World Choice Travel (WCT), a hotel room consolidation and distribution business, for a purchase price of $50 million in cash.  The acquisition of assets will result in additional tax deductions that effectively reduce the cost of the acquisition by approximately $13 million, to approximately $37 million. The closing of the transaction is subject to regulatory and other customary approvals.

2.               What is the cost of this deal to Sabre Holdings?

A.           The proposed transaction is an all cash transaction structured as an asset purchase.  The asset purchase will permit us to take a US federal income tax deduction for the goodwill and intangible assets acquired in the transaction. We estimate the present value of the future tax benefit to be approximately $13 million thus the total cost to Sabre Holdings would be approximately $37 million.

3.               What are the financial implications of this transaction to Sabre Holdings?

A.           This transaction is expected to be slightly accretive to Sabre Holdings’ earnings per share on an adjusted basis in 2004 and beyond.  On a GAAP EPS basis, this transaction is expected to be neutral to slightly dilutive in 2004 due to the amortization of certain intangibles.

4.               What are the valuation multiples for the transaction?

A.           After consideration of the net present value of the tax savings, the price of the business being acquired equates to six to eight times estimated 2004 EBITDA

5.               How does this impact other financial projections for Travelocity and Sabre Holdings, both long- and short-term?

A.           Once the transaction closes, we will be able to provide additional information about the financial impact of this transaction.

6.               When will you start reporting the results of these businesses in your consolidated financials?

A.           We will consolidate the results after the transaction closes.  Travelocity expects to close this transaction in the fourth quarter of 2003, subject to regulatory and other customary approvals.

7.               Who is MyTravel Group, PLC?

A.           MyTravel Group, PLC (MT=GB) is a publicly owned, global leisure travel services company based in the United Kingdom. It operates in 24 countries and has 15 million customers worldwide.

8.               What are your estimates for annual revenues and EBITDA for WCT?

A.           We estimate that WCT will generate approximately $13 million in net revenue and EBITDA of approximately $3.5 million for calendar year 2003.

9.               What is the strategic rationale for this acquisition?

A.           This proposed transaction will significantly broaden Travelocity’s distribution capabilities and scale in one of Travelocity’s most lucrative and fastest growing lines of business – merchant hotel.

10.         How will the proposed acquisition position Travelocity for faster growth?

A.           Upon closing of the WCT transaction, Travelocity expects to expand its hotel distribution network by 20 percent, which should help to increase its merchant hotel sales.  Because WCT currently sells about 10 percent of its rooms through merchant programs, Travelocity has a great opportunity to increase the profitability of its merchant program by adding more of WCT’s product to the MMH inventory mix.

11.         What type of synergies does Travelocity expect to achieve from this proposed acquisition?

A.           Travelocity should be able to integrate its merchant hotel inventory into the WCT platform driving wider distribution and higher margins.   Travelocity can utilize its online merchandising capabilities to improve conversion rates of the affiliates and cross-sell air inventory.  The proposed transaction should also increase hotel bookings through the Sabre GDS driving incremental booking fees.

12.         What are the brands and operations of the WCT Business?

World Choice Travel (WCT) offers an Internet-based hotel distribution program for travel related Websites (i.e. affiliates) around the world.

WCT distributes hotel rooms and other travel related products through its own Web site and a network of Web-based business partners. WCT provides a privately branded online booking engine to a network of approximately 1,700 business partners operating over 2,300 Web sites in 42 countries, focusing primarily in North America. These business partners are individuals and organizations that market a wide range of destination-specific and other travel-related products and services to consumers and are paid a percentage of commission revenues by WCT when their Web site generates a booking.

WCT’s online booking technology is primarily focused on reservations for hotels located, for the most part, in North America. WCT earns revenues from its hotel distribution services through commissions and net-rate mark ups. The remaining revenues include service fees, together with payments reservations made through the

Sabre global distribution system. Almost all of its revenues are derived from hotel reservations

13.         What value do the WCT affiliates provide?

A.           These affiliates target an audience that is very hard to reach: the non-brand-loyal customer who searches for hotels through search engines such as Google, MSN and Yahoo! Their sites are destination or interest driven and they earn revenue by selling products such as hotel rooms.

14.         Why is Sabre Holdings buying assets at the same time it is planning cost reductions?

A.    Within Sabre Holdings we have three companies with different growth profiles, different customer segments and different competitive environments - and accordingly, the strategies differ as well for driving success for each business.

Forward-Looking Measures: Certain forward-looking information, such as the future effect on the EPS of Sabre Holdings Corporation of the proposed acquisition, is developed from the sum of ranges of estimates which are based on potential industry and acquired business scenarios.  The actual outcomes within each range may be highly variable, are subject to risks and uncertainties of the scenarios on which the range is based, and may differ materially from management’s estimates.  As a result, we are not providing numerical estimates and detailed reconciliations to GAAP would require unreasonable efforts by management.

Cautionary Notice

Statements in this Q&A which are not purely historical facts, including statements about future plans, events, forecasted performance or operational metrics, the expected benefits to Travelocity or Sabre Holdings Corporation of the agreement described herein, or other statements about anticipations, beliefs, expectations, hopes, intentions or strategies for the future, may be forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended.  Readers are cautioned not to place undue reliance on forward-looking statements.  All forward-looking statements are based upon information available to Sabre Holdings Corporation on the date this Q&A was submitted.  Sabre Holdings Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  Any forward-looking statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks or uncertainties related to: the computer reservation system rules proposed by the Department of Transportation, uncertainties inherent in the government review of the Agreement under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, obtaining the approval of MyTravel Group PLC’s shareholders, other legal and regulatory issues, the integration of any acquired assets, such as acquired technology, into Travelocity, and Sabre Holdings Corporation’s revenues being highly dependent on the travel and transportation industries.  Sabre Holdings Corporation may not succeed in addressing these and other risks.  Further information regarding factors that could affect our financial and other results can be found in the risk factors section of Sabre Holdings Corporation’s most recent filing on Form 10-Q with the Securities and Exchange Commission.